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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT                     [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT  [_]


Check the appropriate box:

[_]   Preliminary Proxy Statement           [_]   Confidential, For Use of the
                                                  Commission Only (as permitted
[X]   Definitive Proxy Statement                  by Rule 14a-6(e)(2))

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12




                             ABLE LABORATORIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:_____
      (2)  Aggregate number of securities to which transaction applies:_____
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
      (4)  Proposed maximum aggregate value of transaction:_____
      (5)  Total fee paid:_____


[_]   Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:_____
      (2)  Form, Schedule or Registration Statement No.:_____
      (3)  Filing Party:_____
      (4)  Date Filed: _____

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



                                     [LOGO]




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                             ABLE LABORATORIES, INC.



                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                           to be held on June 23, 2004

                                       and

                                 PROXY STATEMENT


================================================================================



                                    IMPORTANT
                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             ABLE LABORATORIES, INC.
                                6 HOLLYWOOD COURT
                       SOUTH PLAINFIELD, NEW JERSEY 07080





                                                              June 4, 2004



Dear Stockholder:

         You are cordially invited to attend the 2004 annual meeting of stockholders of Able Laboratories, Inc. The meeting will be held at the offices of Able Laboratories, Inc., One Able Drive, Cranbury, New Jersey, on Wednesday, June 23, 2004, beginning at 10:00 A.M. local time.

         As a stockholder, your vote is important. We encourage you to sign and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning a completed proxy will not prevent stockholders of record from voting in person at the meeting prior to the proxy's exercise if they wish to do so.

         Thank you for your cooperation, continued support and interest in Able Laboratories, Inc.

                                              Sincerely,


                                              Dhananjay G. Wadekar
                                              CHIEF EXECUTIVE OFFICER AND
                                              CHAIRMAN OF THE BOARD OF DIRECTORS

                             ABLE LABORATORIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 2004

         Able Laboratories, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the offices of Able Laboratories, Inc., One Able Drive, Cranbury, New Jersey on Wednesday, June 23, 2004, beginning at 10:00 A.M. local time, for the following purposes:

         1. to elect a board of directors for the ensuing year. The nominees the board proposes to present for election are: Elliot F. Hahn, Ph.D., Harry Silverman, Jerry I. Treppel, Dhananjay G. Wadekar, Robert J. Mauro and David S. Tierney, M.D.; and

         2. to vote on a proposal to increase the number of shares of common stock authorized for issuance under our 2003 Stock Incentive Plan from 600,000 to 1,200,000;

         and to transact such further business as may properly come before the annual meeting or any adjournment thereof. The board of directors has fixed the close of business on April 26, 2004, as the record date for the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.


                                             By Order of the Board of Directors,


                                             Dhananjay G. Wadekar
                                             CHIEF EXECUTIVE OFFICER AND
                                             CHAIRMAN OF THE BOARD OF DIRECTORS


South Plainfield, New Jersey
June 4, 2004



                             YOUR VOTE IS IMPORTANT
              PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             ABLE LABORATORIES, INC.
                                6 HOLLYWOOD COURT
                       SOUTH PLAINFIELD, NEW JERSEY 07080

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                                  JUNE 23, 2004

         This proxy statement and the enclosed form of proxy relates to the annual meeting of stockholders of Able Laboratories, Inc. The annual meeting will take place as follows:

         DATE:             Wednesday, June 23, 2004
         TIME:             10:00 A.M.
         PLACE:            Able Laboratories, Inc.
                           One Able Drive
                           Cranbury, New Jersey  08512

         We are soliciting proxies for the annual meeting and adjournments of the annual meeting. When proxies are returned properly executed, the person named in the proxies will vote the shares represented in accordance with the stockholders' directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted, on that proposal, as management recommends.

         We are mailing our annual report, containing financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2003, together with this proxy statement to all stockholders entitled to vote. We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about June 4, 2004.

PURPOSE OF THE ANNUAL MEETING

         At the annual meeting, we will submit two proposals to the stockholders:

         PROPOSAL ONE:    To elect as directors the nominees named in this
                          proxy statement.

         PROPOSAL TWO:    To increase the number of shares of common stock
                          authorized for issuance under our 2003 Stock Incentive
                          Plan.

         The shares will be voted FOR the proposals if no specification is made.

RECORD DATE

         We have set April 26, 2004 as the record date for the annual meeting. Only stockholders of record as of April 26, 2004 will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. As of the record date, the following shares of common stock and preferred stock were issued and outstanding and entitled to the following number of votes:

CLASS OF SECURITY          NUMBER OF SHARES OUTSTANDING          NUMBER OF VOTES
-----------------          ----------------------------          ---------------
Common Stock                       17,102,665                      17,102,665
Preferred Stock                        14,373                         843,695


         The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. The holders of preferred stock are entitled to vote together with the holders of common stock and are entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted, as shown in the table above. We have no other voting securities. A total of 17,946,360 votes are eligible to be cast at the meeting.

QUORUM

         Our by-laws provide that a majority of the outstanding shares entitled to vote at the annual meeting is required to establish a quorum. We will treat shares of voting capital stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. If a properly signed proxy is returned marked "abstain" with respect to any matter, or containing a broker non-vote on any matter, we will nonetheless count the shares represented by the proxy as present or represented for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power respecting the proposal and has not received instructions from the beneficial owner.

VOTE REQUIRED

         A plurality of the votes properly cast at the annual meeting will elect each director. Abstentions and votes withheld for any nominee will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote. A majority of the votes properly cast at the annual meeting will approve the amendment to increase the number of shares of common stock authorized for issuance under our 2003 Stock Incentive Plan. Abstentions with respect to this proposal will count as being present and represented and entitled to vote, and will therefore have the effect of a vote against the proposal. Broker non-votes will not be included in calculating the number of votes cast on this proposal and so will not affect the outcome.

         Our transfer agent, American Stock Transfer and Trust Company, will tabulate the votes cast by the holders of common stock.

         We do not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing of this proxy statement to stockholders, of any other business that may properly be presented for action at the annual meeting. If any other business should properly come before the annual meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

REVOCATION OF PROXY

         Stockholders may vote in person or by proxy. A stockholder's execution of a proxy will not in any way affect his right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. A stockholder may revoke a proxy by:

         o filing with our Secretary, before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the proxy;

         o duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080, Attention:
              Secretary, at or before the taking of the vote at the meeting.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         Proposal One concerns the election of directors.

         Our by-laws provide for the annual election of the board of directors. All directors are elected to hold office until the next annual meeting and until their successors have been duly elected and qualified. Our board of directors currently consists of six directors. The board of directors has nominated the following individuals to serve as directors for the upcoming year.

NAME                              AGE    POSITION WITH ABLE LABORATORIES
--------------------------------  ---    --------------------------------------
Dhananjay G. Wadekar............   50    Chairman of the Board, Chief Executive
                                         Officer and Secretary
Robert J. Mauro.................   52    President and Chief Operating Officer
Harry Silverman (1)(2)..........   44    Director
Jerry I. Treppel (1)(2)(3)......   49    Director
Elliot F. Hahn, Ph.D. (2)(3)....   58    Director
David S. Tierney, M.D. (1)(3)...   41    Director
----------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating and Corporate Governance Committee.

         DHANANJAY G. WADEKAR. Mr. Wadekar has served as a director since our inception and as chairman of our board of directors since April 2002. Mr. Wadekar served as our executive vice president from November 1991 until March 2001, treasurer from November 1998 until November 2002, president from March 2001 to April 2004, chief executive officer since October 2001, and secretary since November 1998. Mr. Wadekar earned an M.S. degree from the Massachusetts Institute of Technology and an M.B.A. from Colorado State University.

         ROBERT J. MAURO. Mr. Mauro has served as our president and chief operating officer since April 2004. From June 1996 until April 2004, Mr. Mauro was employed by Taro Pharmaceuticals, Inc., initially as vice president of marketing and sales and from June 2000 on as president of U.S. Generics and group vice president of marketing and sales. Mr. Mauro also serves on the board of directors of National Association of Chain Drug Stores Foundation and on the foundation's Leadership Committee.

         HARRY SILVERMAN. Mr. Silverman has served as one of our directors since April 2000. Mr. Silverman is executive vice president of finance, chief financial officer and treasurer of Domino's Pizza. Since joining Domino's Pizza in 1986, Mr. Silverman has held a number of positions, including regional controller, national operations controller, corporate controller, chief financial officer and vice president of finance. Mr. Silverman is also a director of Authentidate Holding Corp.

         JERRY I. TREPPEL. Mr. Treppel has served as one of our directors since October 2002. Mr. Treppel has been a general partner at Wheaten Healthcare Partners LP, an investment partnership, since January 2003. He was a managing director of equity research at Banc of America Securities LLC from June 1999 until June 2002 and a managing director of equity research at UBS/PaineWebber and its predecessor companies from January 1995 until June 1999. Mr. Treppel is also a director of Cangene Corporation, a public company.

         ELLIOT F. HAHN, PH.D. Dr. Hahn has served as one of our directors since April 2003. Dr. Hahn is the chairman emeritus of Andrx Corporation. He served as president of Andrx Corporation from February 1993 until March 2003, as the chairman of the board of directors from June 2002 until March 2003 and as chief executive officer from October 2001 until June 2002. Dr. Hahn served as vice president of scientific affairs of IVAX Corporation from June 1990 until February 1993, where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX. Since 1988, Dr. Hahn has been an adjunct associate professor at the University of Miami, School of Medicine. Dr. Hahn serves as a director of Andrx Corporation, a public company, and as a director of a number of privately-held pharmaceutical companies. He holds a B.S. from City College of New York and a Ph.D. in chemistry from Cornell University.

         DAVID S. TIERNEY, M.D. Dr. Tierney joined our board of directors in May 2004. Dr. Tierney has served as president, chief executive officer and a director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, since August 2000. From January 2000 to August 2000, Dr. Tierney was president of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he had responsibility for all of Biovail's search and development, regulatory and clinical activities. From March 1997 to January 2000, he was senior vice president of drug development, medical and regulatory affairs at Roberts Pharmaceutical Corporation. Prior to his experience at Roberts, Dr. Tierney worked at Elan Corporation in a variety of senior positions, including head of worldwide clinical research. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine.

         If the stockholders elect these individuals as directors, each of them will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has agreed to serve, if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unable or declines to serve as a director at the time of the annual meeting, then proxies will be voted for such other nominee as may be designated by the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DRS. HAHN AND TIERNEY AND MESSRS. SILVERMAN, TREPPEL, WADEKAR AND MAURO.

                 PROPOSAL TWO: APPROVAL OF AMENDED AND RESTATED
                            2003 STOCK INCENTIVE PLAN

DESCRIPTION OF PROPOSED AMENDMENTS

         Our board of directors believes that our ability to attract and retain qualified employees is in large part dependant upon our ability to provide such employment candidates long-term, equity-based incentives in the form of stock options as part of their compensation. As of April 26, 2004, 202,000 shares remained available for future option grants under the 2003 Stock Incentive Plan. Our board of directors believes that that the shares remaining available for future option grants under the 2003 Stock Incentive Plan are insufficient for such purposes.

         In May 2004, our board of directors approved, subject to stockholder approval, an amendment to our 2003 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance from 600,000 to 1,200,000. Under the Internal Revenue Code, stockholder approval of the 2003 Plan is necessary for stock options relating to the shares issuable under the 2003 Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, Nasdaq rules require stockholder approval of the 2003 Plan. Approval for purposes of the Internal Revenue Code and the Nasdaq rules will require the affirmative vote of a majority of the shares of common stock and preferred stock, voting together as a class, present or represented at the meeting and entitled to vote on the 2003 Plan. The full text of the 2003 Plan as adopted by our board of directors is attached hereto as Appendix B. A summary of some of the provisions is set forth below.

DESCRIPTION OF 2003 PLAN

         The 2003 Plan authorizes the grant of options to purchase common stock intended to qualify as incentive options, non-qualified stock options and rights to purchase restricted shares of common stock.

         The 2003 Plan will terminate on the tenth anniversary of its adoption, unless it is earlier terminated by our board of directors.

         The 2003 Plan provides that it is to be administered by our board of directors or a committee appointed by our board of directors, and that our board of directors or such committee selects the individuals to whom awards will be granted, and determines the option exercise price and other terms of each award, subject to the provisions of the 2003 Plan.

         Awards may be granted under the 2003 Plan to officers, directors, employees and consultants. As of May 2, 2004, 3 non-employee directors, 12 officers and approximately 425 non-officer employees were eligible to participate in the 2003 Plan.

         Incentive options may be granted under the 2003 Plan to our employees and officers, including members of our board of directors who are also our employees. Non-qualified options and restricted shares of our common stock may be granted under the 2003 Plan to employees, officers and individuals providing services to us and members of our board of directors, whether or not they are our employees.

         No options may extend for more than ten years from the date of the grant (five years in the case of employees or officers holding 10% or more of the total combined voting power of all classes of our stock or any subsidiary or parent). The exercise price for incentive options may not be less than the fair market value of the common stock on the date of grant or, in the case of a greater than ten percent stockholder, not less than 110% of the fair market value. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options first becoming exercisable by any employee or officer in any calendar year may not exceed $100,000. The aggregate number of shares issuable pursuant to options granted to an individual under the 2003 Plan may not exceed 100,000 in any calendar year.

         Options are non-transferable except by will or by the laws of descent or distribution. Options generally may not be exercised after (i) termination by us for cause, (ii) thirty days following voluntary termination by the optionee of the optionee's employment with us; (iii) thirty days following termination by us without cause of the optionee's employment with us, or (iv) in the event of the optionee's permanent and total disability or death, the earlier of the expiration date of such option or one year following the date of such disability or death.

         Payment of the exercise price for shares subject to options may be made with: (i) personal, certified, or bank check or postal money order payable to us for an amount equal to the exercise price for such shares, (ii) with the board's consent, shares of our common stock owned by the optionee for a period of six months and having a fair market value equal to the option price of such shares,
(iii) with the board's consent, a personal recourse note issued by the optionee to us in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the board determines; (iv) a combination of the foregoing. Full payment for shares exercised must be made at the time of exercise.

NEW PLAN BENEFITS

         The board of directors may grant awards under the 2003 Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers, (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers, as a group, as a result of the adoption of the 2003 Plan. If the 2003 Plan had been in effect during 2003 in the form proposed, it would not have affected the determination of the number of options granted to officers and directors in 2003.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

         The grantee of a non-qualified option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-qualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-qualified option.

         The grantee of an incentive option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon exercise of an incentive option, except that the excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

         If no disposition of shares acquired upon exercise of the incentive option is made by the option holder within two years from the date of grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the underlying shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). In connection with the sale of the shares covered by incentive options, Able Laboratories is allowed a deduction for tax purposes only to the extent, and at the time, that the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an incentive option within two years of the date of the granting of the incentive option or within one year after the exercise of the incentive option), subject to certain limitations on the deductibility of compensation paid to executives.

         A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code, within 30 days of the date of issuance of the restricted stock, will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss on the disposition of such shares. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction or refund with respect to the forfeited shares. Able Laboratories generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient, either at the time that the stock is no longer subject to forfeiture or, if the recipient has made an election under Section 83(b) of the Internal Revenue Code at the time of issuance of the restricted stock.

AMENDMENTS TO 2003 PLAN

         Our board of directors may amend or terminate the 2003 Plan at any time and from time to time, except that the class of persons eligible to receive options may not be changed, nor the aggregate number of shares issuable thereunder increased, (other than pursuant to certain changes in our capital structure) without the approval of our stockholders. Our board of directors is expressly authorized to amend the 2003 Plan, at any time and from time to time, to conform it to the provisions of Rule 16b-3 under the Exchange Act of 1934, as amended.

         If the proposal is approved, then we plan to file, as soon as practicable, a registration statement on Form S-8 covering the additional shares issuable under the Amended and Restated 2003 Stock Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN.

                          BOARD AND COMMITTEE MEETINGS

         During the fiscal year ended December 31, 2003, our board of directors met seven times and acted by unanimous written consent ten times. During fiscal 2003, each incumbent director attended at least 75% of the total number of meetings held by the board and the committees of the board on which he or she served. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and, starting this year, our annual meeting of stockholders. Last year, four of the five individuals then serving as directors attended the annual meeting.

         A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors are Drs. Hahn and Tierney and Messrs. Silverman and Treppel, constituting a majority of the board.

         Our board of directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. All of the current members of the audit committee, the nominating and corporate governance committee and the compensation committee are independent directors under the rules of the Nasdaq Stock Market. The audit committee, the nominating and corporate governance committee and the compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

         The current membership of each committee of our board is as follows:

AUDIT COMMITTEE:                                       COMPENSATION COMMITTEE:
Harry Silverman (chair)                                Jerry I. Treppel (chair)
Jerry I. Treppel                                       Harry Silverman
David S. Tierney                                       Elliot F. Hahn

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE:
Elliot F. Hahn (chair)
Jerry I. Treppel
David S. Tierney

AUDIT COMMITTEE

         Our Audit Committee is currently composed of Messrs. Silverman and Treppel and Dr. Tierney. During fiscal 2003, the Audit Committee consisted of Messrs. Silverman, Treppel and Hahn. Our Audit Committee provides the opportunity for direct contact between our independent auditors and members of the board of directors; the auditors report directly to the committee. The committee assists the board in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor's qualifications and independence; and the performance of our independent auditors. The committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditors. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our board has determined that Harry Silverman is an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee met four times during fiscal 2003. Our board of directors adopted a new audit committee charter in February 2004, which is attached as Appendix A to these proxy materials for our 2004 annual meeting of stockholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         Our board of directors established a Nominating and Corporate Governance Committee in February 2004. The current members of our nominating and corporate governance committee are Messrs. Treppel and Hahn and Dr. Tierney. Our Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our board of directors regarding nominees for director, membership on the committees of our board, and succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices to recommend to our board and to assist our board in complying with those practices.

COMPENSATION COMMITTEE

         The Compensation Committee's responsibilities include providing recommendations to our board regarding the compensation levels of directors, approving, or recommending for approval by our board, the compensation levels of executive officers, providing recommendations to our board regarding compensation programs, administering our employee benefit plans, including all incentive-compensation plans and equity-based plans, authorizing grants under our stock option plans, and authorizing other equity compensation arrangements. The Compensation Committee met once during fiscal 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our compensation committee is currently composed of Messrs. Silverman and Treppel and Dr. Hahn. Dr. Schneider served on this committee until May 2003. None of the members of this committee, nor any of our executive officers, has any relationship requiring disclosure pursuant to Item 402(j) of Regulation S-K except that Dr. Schneider was one of our officers from June 1991 to November 1997. Dr. Hahn was formerly president of Andrx Corporation and currently serves on the board and as chairman emeritus. We sell products to Anda, Inc., a subsidiary of Andrx. See "Certain Relationships and Related Transactions."

DIRECTOR CANDIDATES AND SELECTION PROCESS

         Our Nominating and Corporate Governance Committee was established in 2004. The committee will identify and evaluate director candidates by, among other things, making requests to our board members and others for recommendations, meeting from time to time to evaluate biographical information and background materials relating to potential candidates, and interviewing selected candidates. The committee may solicit the opinions of third parties with whom the potential candidate has had a business relationship. The nominees for election at the annual meeting are either our executive officers or incumbent directors standing for re-election, with the exception of Dr. Tierney. Mr. Wadekar, our chief executive officer, initially recommended Dr. Tierney as a potential director to the committee and the board.

         In evaluating the qualifications of any candidate for director, the committee will consider, among other factors, the candidate's depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory and generic drug industry, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of the board, and willingness and ability to serve. The committee will also consider the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors. Among the qualities or skills that the committee believes it to be necessary for one or more members of the board to possess are familiarity with the segments of the generic drug industry in which we compete and substantial experience with the financial reporting process for public companies. In the case of incumbent directors whose terms are set to expire, the committee will also give consideration to each director's prior contributions to the board. In evaluating candidates, the committee intends to retain the flexibility to consider each candidate's overall mix of qualifications rather than to specify minimum qualifications that each candidate must possess. In selecting candidates to recommend for nomination as a director, the committee will abide by our firm-wide non-discrimination policy.

         The committee will consider director candidates recommended by stockholders and uses the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that any stockholders wishing to make recommendations do so by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which are discussed elsewhere in this proxy statement.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

         Our board has established the following process for stockholders to communicate with the board, and this process has been approved by a majority of our independent directors. Stockholders wishing to communicate with our board should send correspondence to the attention of our board of directors, c/o Robert Weinstein, Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080 or to our legal counsel, Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02109, attention: Gerard P. O'Connor, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our legal counsel and board of directors will forward all such correspondence to the chairman of our audit committee.

                                 CODE OF ETHICS

         We have adopted a code of ethics that applies to all of our employees, executive officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. The code of ethics is posted on our website. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the Audit Committee and will be promptly disclosed on our website at www.ablelabs.com.

                               EXECUTIVE OFFICERS

         Executive officers are appointed by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among the executive officers and directors. Our executive officers and their ages and positions are as follows:

NAME                          AGE   POSITION WITH ABLE LABORATORIES
----------------------------  ---   --------------------------------------------
Dhananjay G. Wadekar........   50   Chairman of the Board, Chief Executive
                                    Officer and Secretary
Robert J. Mauro.............   52   President and Chief Operating Officer
Shailesh V. Daftari.........   53   Executive Vice President and General Manager
Robert Weinstein............   44   Vice President, Chief Financial Officer,
                                    and Treasurer
Hemanshu N. Pandya..........   32   Vice President of Corporate Development and
                                    Commercial Operations

NAME                          AGE   POSITION WITH ABLE LABORATORIES
----------------------------  ---   --------------------------------------------
Shashikant C. Shah..........   62   Vice President of Quality and Regulatory
F. Howard Schneider, Ph.D...   65   Vice President of Special Projects
Raju Vegesna................   47   Vice President of Liquids Operations
Kamlesh Haribhakti..........   46   Director of Product Development
Iva Klemick.................   55   Director of Regulatory Affairs
Nitin V. Kotak..............   46   Director of Finance and Accounting


         DHANANJAY G. WADEKAR. Mr. Wadekar has served as a director since our inception and as chairman of our board of directors since April 2002. Mr. Wadekar served as our executive vice president from November 1991 until March 2001, treasurer from November 1998 until November 2002, president from March 2001 until April 2004, chief executive officer since October 2001, and secretary since November 1998. Mr. Wadekar earned an M.S. degree from the Massachusetts Institute of Technology and an M.B.A. from Colorado State University.

         ROBERT J. MAURO. Mr. Mauro has served as our president and chief operating officer since April 2004. From June 1996 until April 2004, Mr. Mauro was employed by Taro Pharmaceuticals, Inc., initially as vice president of marketing and sales and from June 2000 on as president of U.S. Generics and group vice president of marketing and sales. Mr. Mauro also serves on the board of directors of National Association of Chain Drug Stores Foundation and on the foundation's Leadership Committee.

         SHAILESH V. DAFTARI. Mr. Daftari has served as our executive vice president and general manager since February 2002. From August 1996 to February 2002, he served as our vice president of production and, prior to joining Able Laboratories, he was with EON Laboratories Manufacturing, Inc. holding positions of increasing responsibility in production and operations. Mr. Daftari received his B.S. degree in Pharmacy from Mumbia University in India.

         ROBERT WEINSTEIN. Mr. Weinstein has served as our vice president, chief financial officer and treasurer since November 2002. In April 2002, he founded EB Associates, LLC and served as the managing member until November 2002. At EB Associates, he provided financial consulting services. From April 2001 to April 2002, he was a managing director of Berliner Communications Inc. From August 1998 to April 2001, he was a managing director and manager of a fund investing in micro-cap private and public companies at Sanders Morris Harris Inc., and from March 1992 to August 1998, he was a managing director of corporate finance at Gruntal & Company, L.L.C. Mr. Weinstein received his M.B.A. from the University of Chicago Graduate School of Business and is a certified public accountant.

         HEMANSHU N. PANDYA. Mr. Pandya has served as our vice president of corporate development and commercial operations since August 2002. From February 2002 to July 2002, he was director of strategic and business development for IVAX Pharmaceuticals and, from January 1997 to January 2002, he was director of business development at Purepac Pharmaceutical Co. Mr. Pandya earned his bachelors degree from Rutgers University.

         SHASHIKANT C. SHAH. Mr. Shah has served as our vice president of quality and regulatory since February 2000. From July 1999 to January 2000, he served as our director of quality. From January 1995 to June 1999, he was technical services manager at Invarned, which was subsequently acquired by Geneva Pharmaceuticals, a subsidiary of Novartis. Mr. Shah is a registered pharmacist and holds a bachelors degree from L.M. College of Pharmacy in India.

         F. HOWARD SCHNEIDER, PH.D. Dr. Schneider has served as our vice president of special projects since January 2004 and has served as a consultant to us since August 2002. He also served on our board of directors from September 1989 to February 2004. From November 1997 to July 2003, Dr. Schneider was vice president of development and a director of CereMedix, Inc., a company developing treatments for neurological diseases. From June 1991 to November 1997, he was our senior vice president of technology.

         RAJU VEGESNA. Mr. Vegesna has served as our vice president of liquids operations since November 2003. From February 2001 to November 2003, he served as the vice president for research and development and quality control at LiquiSource, Inc. From September 1992 to January 2001, he worked at McNeil Consumer Products holding positions of increasing responsibility, most recently as a principle scientist and team leader.

         KAMLESH V. HARIBHAKTI. Mr. Haribhakti has served as our director of product development since June 1998. From 1996 to 1998 he was a senior scientist in the area of formulation development and modified release at Purepac Pharmaceutical Co. From 1994 to 1996, he was a group leader in the area of product development and TS/validation at EON Laboratories Manufacturing, Inc. He received his masters in industrial pharmacy from Long Island University.

         IVA KLEMICK. Ms. Klemick has served as our director of regulatory affairs since January 2000. From November 1999 until January 2000, she was our director of quality affairs and quality controls and from May 1999 to November 1999, she served as our manager of quality affairs and quality controls. From March 1994 to May 1999, she provided consulting services principally for various generic pharmaceutical companies. She is currently a trustee of Agape Mission Projects, Inc., where she served as the secretary from October 1997 to December 2003.

         NITIN V. KOTAK. Mr. Kotak has served as our director of finance and accounting since October 2003. From December 1999 to September 2003, Mr. Kotak was chief financial officer, secretary and the finance member of the board of directors of Mattel Toys (India) Pvt Limited, a wholly owned subsidiary of Mattel, Inc. From July 1996 to November 1999, he was the executive vice president of finance and secretary of the real estate business of ITC Limited, an associate of BAT, United Kingdom and from February 1995 to June 1996, he was the financial controller of the International Business Division of ITC Limited.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

         Directors are compensated $1,000 for attending each in-person meeting of the board of directors and meeting of any committee (other than a committee meeting held together with a full board meeting, for which no additional compensation is paid) and $500 per meeting of the board of directors and committees attended by conference call. Non-employee directors may, at their election, participate in our group health insurance plan by paying the applicable premium, which amount may be deducted from their directors fees.

         Directors are entitled to receive, and receive from time to time, stock options under our option plans. On April 10, 2003, the board of directors granted Dr. Hahn an option to purchase 50,000 shares of common stock, under the 1998 Stock Option Plan, at an exercise price of $11.50 per share in connection with his appointment to the board of directors. 20,000 shares vested on April 10, 2004, 7,500 shares vest on each of October 10, 2004 and April 10, 2005, and the remainder vest in four equal quarterly installments of 3,750 shares on July 10, 2005, October 10, 2005, January 10, 2006 and April 10, 2006.

         Dr. Schneider received $120,000 for consulting services he provided to us in the fiscal year ended December 31, 2003.

EXECUTIVE OFFICER COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table provides summary information concerning the compensation earned by our chief executive officer and the four other most highly compensated executive officers for services rendered in all capacities for the fiscal years ended December 31, 2001, 2002 and 2003.

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                              ANNUAL COMPENSATION (1)              AWARDS
                                                      --------------------------------------     ----------
                                                                                OTHER ANNUAL     SECURITIES
                                                                                COMPENSATION     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR      SALARY        BONUS          (2)            OPTIONS      COMPENSATION
-------------------------------------------- ----     --------     --------     ------------     ----------     ------------
Dhananjay G. Wadekar ....................... 2003     $247,756     $  9,615     $     20,965             --     $  2,572 (4)
    Chairman of the Board, Chief Executive   2002     $223,750     $125,000     $     19,984         40,000     $122,525 (3)
    Officer, President, and Secretary        2001     $145,000           --     $        216        333,333           --

Robert Weinstein ........................... 2003     $175,000     $ 10,000     $        138             --     $  2,313 (4)
    Vice President, Chief Financial          2002     $ 10,100     $  5,000               --         50,000           --
    Officer and Treasurer                    2001           --           --               --             --           --

Shailesh V. Daftari ........................ 2003     $199,616     $  3,846     $        138         35,000     $  3,011 (4)
    Executive Vice President and General     2002     $139,135     $ 22,885     $        138             --     $  1,253 (4)
    Manager                                  2001     $131,884     $ 25,000     $        138             --           --

Shashikant C. Shah.......................... 2003     $194,654     $  3,750     $        376         35,000     $  2,976 (4)
    Vice President of Quality and            2002     $137,885     $ 22,885     $         40             --     $  1,223 (4)
    Regulatory                               2001     $108,000     $ 25,000     $         40             --           --

Konstantin Ostaficiuk....................... 2003     $170,000     $  3,269     $     12,060         20,000           --
    Former Vice President of Sales and       2002     $ 67,346     $ 15,654     $      5,024         25,000           --
    Marketing (5)                            2001           --           --               --             --           --

------------------
(1) Other than as described in this table or the footnotes to this table, we did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.
(2) Amount represents dollar value of group-term life insurance premiums and car payments we paid for the benefit of the executives.
(3) Represents amount payable in respect of principal and accrued interest under a loan we forgave in May 2002.
(4) Represents matching contributions made on behalf of the executives in our 401(K) plan.
(5)  Mr. Ostaficiuk left the Company in May 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information concerning stock options granted to the executive officers named in the summary compensation table.

                                       NUMBER OF          % OF TOTAL
                                      SECURITIES       OPTIONS GRANTED    EXERCISE
                                      UNDERLYING       TO EMPLOYEES IN      PRICE      EXPIRATION    GRANT DATE PRESENT
              NAME                  OPTIONS GRANTED      FISCAL YEAR      PER SHARE       DATE       VALUE PER SHARE (2)
-------------------------------     ---------------    ---------------    ---------    ----------    ------------------
Dhananjay G. Wadekar...........              0                  0%        $    0.00        N/A             $  0.00
Robert Weinstein ..............              0                  0%        $    0.00        N/A             $  0.00
Shailesh V. Daftari............         35,000 (1)             11.2%      $   10.20      3/10/13           $  6.18
Shashikant C. Shah.............         35,000 (3)             11.2%      $   10.20      3/10/13           $  6.18
Konstantin Ostaficiuk..........         20,000 (4)              6.4%      $   13.01      4/1/13            $  7.21

------------------
(1) Option becomes exercisable as to 3,000 shares each quarter from June 10, 2003 to March 10, 2005 (inclusive), and 2,750 shares each quarter from June 10, 2005 to March 10, 2006 (inclusive).
(2) Based on a Black-Scholes option pricing formula, assuming an expected volatility ranging from 69.49% to 80.82%, four-year term of exercise, 3% risk-free rate of return, and no dividend yield.
(3) Option becomes exercisable as to 4,000 shares each quarter from June 10, 2003 to June 10, 2004 (inclusive), 7,000 additional shares on September 10, 2004 and the remaining 8,000 shares on December 10, 2004.
(4) Consists of two option grants: 5,000 options granted on March 11, 2003 that vested on December 31, 2003, and 15,000 options vest in two equal installments of 7,500 shares on April 1, 2004 and April 1, 2005. The "grant date present value" calculation represents a weighted average of the two grants.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table provides information concerning stock options exercised during fiscal 2003 and stock options held at December 31, 2003 by the executive officers named in the summary compensation table.

         The value realized upon exercise of an option is based on the last sale price of the common stock on the date of exercise, as reported by the Nasdaq National Market, less the applicable option exercise price. The value of unexercised in-the-money options at fiscal year-end is based on $18.07 per share, the last sale price of our common stock on December 31, 2003, as reported on the Nasdaq National Market. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares underlying the options.

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                                  SHARES                   OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL YEAR-END
                               ACQUIRED ON      VALUE     ----------------------------    ----------------------------
        NAME                     EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   -----------    --------    -----------    -------------    -----------    -------------
Dhananjay G. Wadekar........       30,000     $569,751        790,001           20,000    $11,681,566    $     261,400
Robert Weinstein ...........        5,000     $ 48,500         10,000           35,000    $    97,700    $     341,950
Shailesh V. Daftari.........       18,000     $280,500        124,333           26,000    $ 1,722,399    $     204,620
Shashikant C. Shah..........       18,000     $292,500         94,000           23,000    $ 1,268,680    $     181,010
Konstantin Ostaficiuk.......        5,000     $ 78,000          5,000           35,000    $    39,350    $     343,200

                       EQUITY COMPENSATION PLAN DISCLOSURE

         The following table sets forth certain information as of December 31, 2003, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements. We have two equity compensation plan that have been approved by our stockholders, the 1998 Stock Option Plan and the 2003 Stock Incentive Plan. Additionally, we have from time to time granted non-qualified options to officers, directors and employees. The "equity compensation arrangements not approved by security holders" in the table below consist of shares issuable under our Consultant Stock Plan and individual option grants. Our Consultant Stock Plan authorized the issuance of common stock to non-employee consultants or other persons rendering services to us. Also, as of December 31, 2003, 68 of our employees and directors held a total of 114 individual option grants to purchase an aggregate of 1,762,535 shares of common stock at a weighted average exercise price of $4.54. The options have terms of up to ten years and generally vest over one to five years. Generally, employee options may not be exercised after (i) termination by us for cause; (ii) thirty days following termination by us without cause or voluntary termination by the optionee; or (iii) in the event of the optionee's permanent and total disability or death, the earlier of the expiration date of the option or one year following the date of such disability or death. The options are otherwise comparable to options granted under our stockholder-approved equity compensation plan. Under rules of the Nasdaq Stock Market, with limited exceptions all option grants to employees, officers and directors are now made only under stockholder-approved plans.

                                                                                NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES                        REMAINING AVAILABLE
                                     TO BE ISSUED UPON     WEIGHTED-AVERAGE     FOR FUTURE ISSUANCE
                                        EXERCISE OF        EXERCISE PRICE OF        UNDER EQUITY
PLAN CATEGORY                       OUTSTANDING OPTIONS   OUTSTANDING OPTIONS    COMPENSATION PLANS
----------------------------------  -------------------   -------------------   --------------------
Equity Compensation Plans
  Approved by Security Holders              171,667             $ 11.84              555,333 (1)
Equity Compensation Plans
  Not Approved by Security Holders        1,762,535             $  4.59               43,567 (2)
                                       ------------                                 ------------
         TOTAL                            1,934,202             $  5.24              598,900
                                       ============                                 ============

------------------
(1) Represents shares available under our 1998 Stock Option Plan and our 2003 Stock Incentive Plan.
(2) Represents shares of common stock reserved for future grants under our Consultant Stock Plan.

         AGREEMENTS WITH EXECUTIVE OFFICERS

         DHANANJAY G. WADEKAR. We entered into an employment agreement with Mr. Wadekar in May 2002 relating to his service as our president and chief executive officer, at an initial base salary of $250,000. Mr. Wadekar's salary is subject to annual review and adjustment by the compensation committee. Mr. Wadekar is also eligible to receive an annual bonus in an amount determined by the Compensation Committee of the Board of Directors. Mr. Wadekar's employment agreement provides for, among other things, that for a period of one year after his employment with us ends under certain circumstances, he will not engage in any business activity which is in competition with our business. In the event that we terminate Mr. Wadekar's employment without cause or Mr. Wadekar terminates his employment for "good reason" (defined in his employment agreement only as failure to be elected as president and chief executive officer, failure to be compensated as set forth in his employment agreement, our failure to maintain an office within 25 miles of Boston, any material reduction in responsibilities or an otherwise material breach of his employment agreement), we will be obligated to pay him an amount equal to the sum of: (a) his base salary earned through the date of his termination, (b) his pro rata share (based on the portion of the year during which he was employed) of the larger of the highest annual bonus paid during the three fiscal years preceding his termination or 20% of his current annual compensation, and (c) his deferred compensation.

         ROBERT WEINSTEIN. We entered into an amended and restated employment agreement with Mr. Weinstein in March 2004 relating to his service as our vice president and chief financial officer for an initial term of three years at an annual base salary of $200,000. In addition, Mr. Weinstein is eligible to participate in any bonus plan as we may maintain in effect from time to time on a basis substantially equivalent to other members of the Corporation's senior management, and to participate in our employee fringe benefit plans or programs generally available to our employees. In the event that we terminate Mr. Weinstein without cause, we will pay him severance in an amount equal to three months' base salary.

         SHAILESH V. DAFTARI. We entered into an amended and restated employment agreement with Mr. Daftari in March 2004 whereby he will serve as our executive vice president and general manager for an initial term of three years at an annual base salary of $250,000. Mr. Daftari's agreement is in substantially the same form as that described for Mr. Weinstein.

         SHASHIKANT C. SHAH. We entered into an amended and restated employment agreement with Mr. Shah in March 2004 whereby he will serve as our vice president of quality and regulatory for an initial term of three years at an annual base salary of $225,000. Mr. Shah's agreement is in substantially the same form as that described for Mr. Weinstein.

PERFORMANCE GRAPH

         The following performance graph compares the performance of Able Laboratories' cumulative stockholder return with that of one broad market index, the Russell 2000 index, and a published industry or line of business index, the Nasdaq Pharmaceutical Index. The cumulative stockholder return for the shares of our common stock is calculated assuming $100 was invested on December 31, 1998. The cumulative stockholder returns for the market indexes are calculated assuming $100 was invested on December 31, 1998. We paid no cash dividends to our holders of common stock during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.

         In past years, we used the Nasdaq National Market Index for U.S. Companies as the broad market index for comparison purposes. That index is also shown on the graph below. We elected to switch to the Russell 2000 index this year after we were added to the Russell 2000 index in 2003.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG ABLE LABORATORIES INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
           THE NASDAQ PHARMACEUTICAL INDEX AND THE RUSSELL 2000 INDEX



                               [PERFORMANCE GRAPH]

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report has been furnished by the compensation committee consisting of Elliot F. Hahn, Ph.D., Harry Silverman and Jerry I. Treppel, three non-employee members of the board of directors, who served as the members of the committee. The committee is primarily responsible for the review of executive compensation, which includes base salary and stock option awards.

         COMPENSATION POLICIES. Able Laboratories believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in future achievements. To this end, Able Laboratories has established its compensation policy to reward management based upon corporate, departmental and individual performance, which is measured against the internal goals set for each area. Able Laboratories also understands the need to provide long-term incentives to its executive officers to achieve future financial and strategic goals which include Able Laboratories' growth, and enhancement of Able Laboratories' profitability. Able Laboratories believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading Able Laboratories in accomplishing its business goals.

         Executive compensation for fiscal 2003 consisted primarily of a base salary and equity-based long-term incentive compensation in the form of nonstatutory stock options. Since options granted generally vest over one to five-years, option awards encourage the holders to improve the profitability and shareholder value of Able Laboratories.

         BASE SALARIES AND CHIEF EXECUTIVE OFFICER COMPENSATION. The salaries of the executive officers are established annually by evaluating requirements of the position, the contribution of the individual executive with respect to Able Laboratories' performance and the executive's responsibility, technical experience and future potential. Base salaries of the executive officers are generally adjusted annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the compensation policy noted above. In determining base salaries, the compensation committee relies upon independent surveys of companies in the industry to determine whether Able Laboratories' executive compensation is in a competitive range for executives within Able Laboratories' industry. The annual salary of Dhananjay G. Wadekar, Able Laboratories' chief executive officer, for fiscal 2003 was $250,000.

         LONG-TERM INCENTIVE COMPENSATION. One of Able Laboratories' goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock. Able Laboratories' stock option plans are long-term plans designed to link executive rewards to shareholder value over time. In fiscal 2003, Able Laboratories granted long-term incentive compensation in the form of non-statutory stock options to Able Laboratories' executive officers. These grants included options granted to Mr. Daftari to purchase up to 35,000 shares of our common stock, to Mr. Shah to purchase up to 35,000 shares of our common stock and to Mr. Ostaficiuk to purchase up to 20,000 shares of our common stock.


                                         SUBMITTED BY THE COMPENSATION COMMITTEE
                                         OF THE BOARD OF DIRECTORS

                                         Elliot F. Hahn, Ph.D.
                                         Harry Silverman
                                         Jerry I. Treppel

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         At the close of business on April 26, 2004, there were issued and outstanding 17,102,665 shares of our common stock. The following table provides information regarding beneficial ownership of our common stock as of April 26, 2004 (or, in the case of individuals appointed as executive officers or directors after that date, as of the date of their appointment) by:

         o each person known by us to be the beneficial owner of more than five percent of our common stock;
         o  each of our directors;
         o  each executive officer named in the summary compensation table; and
         o  all of our current directors and executive officers as a group.

         The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to Acquire" column consist of shares issuable upon conversion of Series Q Preferred Stock and shares that may be purchased through the exercise of options that vest within 60 days of April 26, 2004.

COMMON STOCK:
-------------

                                                                       SHARES BENEFICIALLY OWNED
                                                ------------------------------------------------------------------
                                                                     RIGHT TO
NAME AND ADDRESS OF BENEFICIAL OWNER (1)        OUTSTANDING          ACQUIRE           TOTAL              PERCENT
----------------------------------------        -----------          --------       -----------          ---------
Lazard Asset Management LLC (1)..............       997,400                --          997,400             5.8%
  30 Rockefeller Place, 59th Floor
  New York, NY 10112
Schroder Investment Management North
  America Inc. and others (2) ...............       835,200                --          835,200             4.9%
  787 Seventh Ave., 34th Floor
  New York, NY 10019
T. Rowe Price Associates, Inc. (3)...........       934,500                --          934,500             5.5%
  100 East Pratt St
  Baltimore, MD 21202
Dhananjay G. Wadekar (4).....................         5,011           928,969          933,980             5.2%
Robert Weinstein.............................            --             7,500            7,500             *
Shailesh V. Daftari..........................         2,333           150,008          152,341             *
Shashikant C. Shah...........................            --           105,009          105,009             *
Konstantin Ostaficiuk........................            --            13,500           13,500             *
Harry Silverman..............................        51,351            94,349          145,700             *
Jerry I. Treppel.............................       161,316            47,500          208,816             1.2%
Elliot F. Hahn, Ph.D.........................            --            40,000           40,000             *
Robert J. Mauro .............................            --            75,000           75,000             *
David S. Tierney, M.D. ......................            --            20,000           20,000             *
All directors and executive officers
  as a group (16 persons)....................       223,677         1,661,842        1,885,519             9.9%

----------------------
 *   Represents beneficial ownership of less than 1.0%.
(1) Based on a report on Schedule 13G with signatures dated February 13, 2004, filed with the Securities and Exchange Commission by Lazard Asset Management LLC, stating that it has sole voting power and sole dispositive power as to the shares.

(2) Based on a report on Schedule 13G with signatures dated February 13, 2004, filed with the Securities and Exchange Commission by Schroder Investment Management North America Inc., Schroder Investment Management International Ltd. and Barbara Brooke Manning. The Schedule 13-G states that Schroder Investment Management North America Inc. has sole voting power and sole dispositive power as to 830,700 shares, Schroder Investment Management International Ltd. has sole voting power and sole dispositive power as to 4,500 shares and Barbara Brooke Manning, Senior Vice President, Director and Chief Compliance Officer, has sole voting power and sole dispositive power as to 835,200 shares
(3) Based on a report on Schedule 13G with signatures dated February 9, 2004, filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc., stating that it has sole voting power as to 197,900 shares and sole dispositive power as to 934,500 shares, and disclaiming beneficial ownership of the shares.
(4) "Right to Acquire" column includes 782,217 shares of common stock subject to options exercisable by June 30, 2004; 2,775 shares of common stock issuable upon exercise of a warrant; 211 shares of common stock, and 73,376 shares issuable upon conversion of Series Q Preferred Stock, held by a revocable trust for the benefit of Mr. Wadekar; and 73,376 shares of common stock issuable upon conversion of Series Q Preferred Stock, and 2,775 shares of common stock issuable upon exercise of a warrant, held by a revocable trust for the benefit of Mr. Wadekar's spouse.

PREFERRED STOCK:
----------------

         We have one series of preferred stock outstanding, Series Q Preferred Stock. There were 14,373 shares of Series Q Preferred Stock outstanding as of March 31, 2004, convertible into an aggregate of approximately 843,710 shares, or approximately 4.7%, of our outstanding common stock. Each single share of Series Q Preferred Stock is convertible into approximately 58.7 shares of common stock. The following table provides information regarding beneficial ownership of our Series Q Preferred Stock outstanding as of March 31, 2004 by:

         o each person known by us to be the beneficial owner of more than five percent of our Series Q Preferred Stock;
         o  each of our directors;
         o  each executive officers named in the summary compensation table; and
         o  all of our current directors and executive officers as a group.

                                                                       NUMBER OF SHARES       PERCENT OF
                                                                         BENEFICIALLY      PREFERRED STOCK
    NAME OF BENEFICIAL OWNER                                                 OWNED         OUTSTANDING (1)
-------------------------------------------------------------------    ----------------    ---------------
Corporate Opportunities Fund, L.P..................................           1,034               7.2%
    c/o Sanders Morris Harris
    600 Travis, Suite 3100, Houston, TX 77002
Corporate Opportunities Fund (Institutional), L.P..................           5,574              38.8%
    c/o Sanders Morris Harris
    600 Travis, Suite 3100, Houston, TX 77002
William Gale Trustee FBO Nathan P. Haselton........................           1,000               7.0%
    9917 Tabor Street, #5, Los Angeles, CA 90034
William Gale Trustee FBO James P. Haselton.........................           1,000               7.0%
    9917 Tabor Street, #5, Los Angeles, CA 90034
Dhananjay G. Wadekar (2)...........................................           2,800              19.5%
Shailesh V. Daftari................................................             250               1.7%
Shashikant C. Shah.................................................             250               1.7%

                                                                       NUMBER OF SHARES       PERCENT OF
                                                                         BENEFICIALLY      PREFERRED STOCK
    NAME OF BENEFICIAL OWNER                                                 OWNED         OUTSTANDING (1)
-------------------------------------------------------------------    ----------------    ---------------
Harry Silverman....................................................             500               3.5%
All directors and executive officers as a group (16 persons).......           4,050              28.2%

---------------------
(1) Able Laboratories has one series of preferred stock outstanding, Series Q Preferred Stock. There were 14,373 shares of Series Q Preferred Stock outstanding as of March 31, 2004. Each share of Series Q Preferred Stock is convertible into approximately 58.7 shares of common stock.
(2) Includes 1,250 shares of Series Q Preferred Stock held in a trust for the benefit of Mr. Wadekar's spouse.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We sell products in the normal course of our business to Anda, Inc., a subsidiary of Andrx Corporation. Dr. Hahn serves on the board of directors of Andrx Corporation. In fiscal 2003 we made approximately $6.8 million in net sales to Anda, Inc.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No person who has been a director or executive officer at any time since January 1, 2003, has any interest in the adoption of the proposals submitted to the stockholders, except for Proposal No. 1 relating to the election of directors and except for the possibility that officers and directors may receive grants under the Amended and Restated 2003 Stock Incentive Plan that is the subject of Proposal No. 2 if it is approved by the stockholders.

                              STOCKHOLDER PROPOSALS

         We anticipate that our 2005 annual meeting of stockholders will be held on or about June 22, 2005. Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders must be received at our principal executive offices not later than February 2, 2005. In addition, Section 3 of our by-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must give us written notice of such item of business not less than 60 days nor more than 90 days before the date for such meeting describing any proposal to be brought before such meeting. The procedural requirements are fully set forth in Section 3 of our by-laws. In order to avoid controversy as to the date on which we received a proposal, we suggest that stockholders desiring to submit proposals do so by certified mail, return receipt requested.

                          REPORT OF THE AUDIT COMMITTEE

         The audit committee, consisting of Dr. Hahn, Mr. Silverman and Mr. Treppel, reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and submitted the following report. The audit committee is directly responsible for the appointment, compensation, and oversight of the work of our auditors for the purpose of preparing or issuing an audit report or related work, and our auditors report directly to the audit committee.

         The audit committee discussed with our independent auditors, Wolf & Company, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." Our independent accountants also provided to the audit committee the written disclosures and a letter required by Independence Standards Board Standard No. 1, "Independence Discussions with

Audit Committees," and the audit committee discussed with the independent accountants the firm's independence.

         Based upon the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Able Laboratories' Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

                                                SUBMITTED BY THE AUDIT COMMITTEE
                                                OF THE BOARD OF DIRECTORS

                                                Elliot F. Hahn
                                                Harry Silverman
                                                Jerry I. Treppel


                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

         Our audit committee has reappointed Wolf & Company, P.C. as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2004. We expect that representatives of Wolf & Company will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

         The following is a summary of the fees for professional services rendered by Wolf & Company for the fiscal years ended December 31, 2003 and December 31, 2002:
                                                         FEES
                                       ---------------------------------------
FEE CATEGORY                           FISCAL 2003                 FISCAL 2002
----------------------------------     -----------                 -----------
Audit Fees                             $   116,412                 $   117,150
Audit-Related Fees                          17,532                      23,600
Tax Fees                                    34,275                      33,260
All Other Fees                               4,876                       7,500
                                       -----------                 -----------
       Total Fees                      $   223,095                 $   181,510
                                       ===========                 ===========


         AUDIT FEES. Audit fees represent fees for professional services performed by Wolf & Company for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements. For fiscal 2003, these services included services performed by Wolf & Company in connection with their attendance at our board meetings and audit committee meetings.

         AUDIT-RELATED FEES. Audit-related fees represent fees for assurance and related services performed by Wolf & Company that are reasonably related to the performance of the audit or review of our financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements. For fiscal 2003, these services included services performed by Wolf & Company in connection with the filing of our registration statement on Form S-3 in July 2003 and registration statements on Form S-8 in February and August 2003, as well as auditing our 401(k) plan.

         TAX FEES. Tax fees represent fees for professional services performed by Wolf & Company with respect to tax compliance, tax advice and tax planning.

         ALL OTHER FEES. All Other Fees represent fees billed for products and services provided by Wolf & Company, other than those disclosed above. For fiscal 2003, these services included research on various accounting matters performed by Wolf & Company.

         PRE-APPROVAL POLICIES AND PROCEDURES

         At present, it is the practice of our audit committee to approve each engagement for audit or non-audit services before we engage our independent auditor to provide those services. The Audit Committee may delegate approval authority to its Chair from time to time. Also, our audit committee has established pre-approval policies and procedures in accordance with SEC regulations, describing the specific audit, audit-related, tax and all other services that have been pre-approved by the committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless our audit committee specifically provides for a different period. Our audit committee will annually review the pre-approval policies and procedures and the services that may thus be provided by our independent auditors, and will revise the list of pre-approved services from time to time based on subsequent determinations.

         None of the services provided by our independent auditors for fiscal 2003 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, we believe that during fiscal 2003 all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements and disclosed all transactions required to be disclosed, except that option grants to each of Messrs. Daftari, Ostaficiuk and Shah were reported late.

                            EXPENSES AND SOLICITATION

         We will bear the cost of solicitation of proxies and, in addition to soliciting stockholders by mail through our regular employees, we may request banks and brokers to solicit their customers who have stock of Able Laboratories registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Also, we may retain a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph, following the original solicitation.

                                  MISCELLANEOUS

         The board of directors does not intend to present to the annual meeting any business other than the proposals listed herein, and the board was not aware, a reasonable time before mailing this proxy statement to the stockholders, of any other business which may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                              AVAILABLE INFORMATION

         Stockholders of record on April 26, 2004, will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Shareholder Relations, Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080.

                                                                      APPENDIX A
                                                                      ----------

                                                           Amended February 2004

                         CHARTER FOR THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                             ABLE LABORATORIES, INC.
PURPOSE:

         The purpose of the Audit Committee (the "Committee") established pursuant to this Charter is to provide general oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements and to assist the Board of Directors (the "Board") of Able Laboratories, Inc. (the "Company") in oversight and monitoring of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence, performance, and engagement fees and terms and the Company's internal financial and accounting controls and improvements made or to be made in such controls.

         In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

         While the Audit Committee has the responsibilities and powers set forth above, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

MEMBERSHIP:

         The Committee shall initially consist of at least three (3) members of the Board. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All members of the Committee shall be independent directors as defined by NASDAQ Rule 4200 and any rule or regulation prescribed by the U.S. Securities and Exchange Commission (the "SEC"). All members of the Committee shall be able to read and understand financial statements at the time of their appointment to the Committee, and shall meet the independence, financial literacy and other requirements of the Securities Exchange Act of 1934, as amended and related rules and regulations (the "SEC Rules"), as well as the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq"), as in effect from time to time. At least one member of the Committee shall be an "audit committee financial expert" under the SEC Rules.

RESPONSIBILITIES:

         The Committee shall have the following duties and responsibilities:

         1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company ("independent auditors"). The Company's independent auditors shall report directly to the Committee. The Committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. Additionally, the Committee shall be responsible for:

         2. Reviewing, on a continuing basis, the adequacy of the Company's system of internal controls, including its "internal control over financial reporting" as defined in the SEC Rules, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls, and reviewing, before release, the disclosure regarding such system of internal control over financial reporting required under SEC Rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

         3. Prior to the annual independent audit, reviewing with the independent auditors the proposed audit scope and approach and the areas of audit emphasis;

         4. Reviewing and discussing reports from the independent auditors on
(a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

         5. Reviewing with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles, policies and practices and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

         6. Conducting a post-audit review of the audited financial statements and the audit findings (including any significant suggestions for improvements provided to management by the independent auditors) and discussing such statements and findings with management, reviewing the required communications from the independent auditors under generally accepted auditing standards and any applicable SEC Rules; reviewing the Company's Annual Report on Form 10-K before filing and, if deemed appropriate, recommending to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K;

         7. Reviewing the process for the CEO's and CFO's certifications in the Company's periodic reports as required by the SEC Rules;

         8. Reviewing the Company's earnings releases, including the financial information included therein, with management prior to their release to the public;

         9. Reviewing and discussing with management and the independent auditors the quarterly operating results, including reviews of the Company's quarterly reports on Form 10-Q prior to filing with the SEC;

         10. Ensuring the Committee's receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors and the partner rotation required by the Sarbanes-Oxley Act of 2002;

         11. Establishing policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors, with exceptions for de minimis activities and amounts under certain circumstances as described by law;

         12. Overseeing compliance with the SEC Rules governing disclosure of auditors' services;

         13. Obtaining at least annually and reviewing a report by the independent auditors describing the independent auditors' internal quality control procedures, any material issues raised by the most recent internal quality review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits conducted by the independent auditors and any steps taken to deal with any such issues;

         14. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

         15. Reviewing and approval of the Company's risk management policies and asset management practices and monitoring compliance with such policies and practices;

         16. Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist;

         17. Reviewing related party transactions for potential conflicts of interest and making recommendations to the Board with respect thereto;

         18. Receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

         19. Reviewing any overseeing the resolution of any dispute between management and the independent auditors and recommending any action to the Board as it may deem appropriate;

         20. Reviewing and, if deemed appropriate, approving requests from the Company's directors or executive officers for waivers of the Company's Code of Conduct;

         21. Reviewing all related party transactions involving executive officers and members of the Board and, as required by the Company's Code of Conduct or by any regulatory body, considering requests for approval of such transactions, and overseeing the resolution of any actual or potential conflicts of interest;

         22. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding (i) legal and regulatory compliance and (ii) accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission to the Committee by employees of concerns regarding questionable accounting or auditing matters;

         23. Establishing policies for the hiring of employees and employees and former employees of the independent auditor; and

         24. Preparing the report of the Committee required by SEC Rules to be included the Company's proxy statement.

         In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, or as the Audit Committee may deem necessary or advisable in order to perform its role, and shall report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

         It is anticipated that the Committee will meet at least four times each year. However, the Committee may establish its own schedule. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). A decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. Each meeting shall include an executive session.

         The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company.

The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

         The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, all in accordance with applicable law. Unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

REPORTS:

         The Committee may present its reports or recommendations to the Board in written or oral form. The Committee's recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

MINUTES:

         The Committee will maintain written minutes of its meetings, which minutes may be filed with the minutes of the meetings of the Board.

OTHER:

         The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

     1. at the Company's expense and not at the expense of the members thereof, to retain independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

     2. to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

         The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions. The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the Company's independent auditors.

         ANNUAL REVIEW:

         The Committee will review and reassess the adequacy of this Charter and the performance and effectiveness of the Committee, on at least an annual basis and will report to the Board the results of such review and reassessment.

                                                                      APPENDIX B
                                                                      ----------

                             ABLE LABORATORIES, INC.

                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

1.       PURPOSE

         1.1 The purpose of this plan (the "Plan") is to secure for Able Laboratories, Inc., a Delaware corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company's common stock, par value $.01 per share ("Common Stock") and (ii) shares of the Company's Common Stock ("Restricted Stock Awards"). Except where the context otherwise requires, the term "Company" shall include any parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined below).

2.       TYPES OF AWARDS AND ADMINISTRATION

         2.1 OPTIONS. Options granted pursuant to the Plan ("Options") shall be authorized by action of the Board of Directors of Able Laboratories, Inc. (the "Board" or "Board of Directors") and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of
Section 422. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine. The Board may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or events as the Board may determine.

         2.2 INCENTIVE STOCK OPTIONS. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may only be granted to employees of the Company. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan's requirements relating to non-statutory Options.

         2.3 RESTRICTED STOCK AWARDS. The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.

         2.4 ADMINISTRATION. The Plan shall be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may in its sole discretion issue Restricted Stock and grant Options and issue shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe Restricted Stock Agreements, Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee, other than references to the Board in this sentence and in Sections 18 (as to amendment of the Plan) and 21.

         2.5 ADMINISTRATION BY COMMITTEE OF OUTSIDE DIRECTORS. In the event that Options granted under this Plan are intended to qualify as performance based awards pursuant to Section 162(m) of the Code, the Board shall appoint a Committee consisting of at least two Outside Directors as herein defined. "OUTSIDE DIRECTOR" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliated Group Member"), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliated Group Member's taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member, and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with
Section 162(m) of the Code and the Treasury regulations issued thereunder.

3.       ELIGIBILITY

         3.1 Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

         3.2 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) ("10% Shareholder"), any Incentive Stock Option granted to such individual must: (i) have an exercise price per share of not less than 110% of the fair market value of one share of Common Stock at the time of grant; and (ii) expire by its terms not more than five years from the date of grant.

4.       STOCK SUBJECT TO PLAN

         4.1 Subject to adjustment as provided in Section 14.2 below, the maximum number of shares of Common Stock which may be issued under the Plan is 1,200,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such

Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such purchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

         4.2 PER PARTICIPANT LIMITATION ON OPTION GRANTS. In no event may any individual be granted Options with respect to more than 100,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 14 hereof). The number of shares of Common Stock relating to an Option grant in a calendar year that is subsequently forfeited, canceled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Option is subsequently reduced, the transaction shall be deemed a cancellation of the original Option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

5.       FORMS OF RESTRICTED STOCK AGREEMENTS AND OPTION AGREEMENTS

         5.1 OPTION AGREEMENT. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement ("Option Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

         5.2 RESTRICTED STOCK AGREEMENT. As a condition to the issuance of Restricted Stock, each recipient thereof shall execute an agreement ("Restricted Stock Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients.

         5.3 "LOCK-UP" AGREEMENT. Unless the Board specifies otherwise, each Restricted Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s), the holder of any Option or the purchaser of any Restricted Stock shall, in connection with any registration of securities of the Company under the United States Securities Act of 1933, as amended from time to time (the "Act"), agree in writing that for a period of time as stated in the Restricted Stock Agreement or Option Agreement from the effective date of the registration statement under the Act for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the common stock of the Company owned or controlled by him or her.

6.       PURCHASE PRICE

         6.1 GENERAL. The purchase price per share of Restricted Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board, at the time of grant of such Option, or less than 110% of such fair market value in the case of any Incentive Stock Option granted to a 10% Shareholder.

         6.2 PAYMENT OF PURCHASE PRICE. Option Agreements may provide for the payment of the exercise price by (i) delivery of a personal, certified or bank check or postal money order payable to the order of the Company in an amount equal to the exercise price of such Option, (ii) with the consent of the Board, delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the Options being exercised, (iii) with the consent of the Board, a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code, (iv) with the consent of the Board, in the event there is a public market for the Common Stock at such time, subject to rules as may be established by the Board, through delivery of irrevocable instructions to a broker to sell such shares and deliver promptly to the Company an amount equal to the aggregate exercise price,
(v) any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations or (vi) with the consent of the Board, any combination of such methods of payment. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board at the time of authorizing the issuance thereof.

7.       OPTION PERIOD

         7.1 Notwithstanding any other provision of the Plan or any Option Agreement, each Option and all rights thereunder shall expire on the date specified in the applicable Option Agreement, provided that such date shall not be later than ten years after the date on which the Option is granted (or five years in the case of an Incentive Stock Option granted to a 10% Shareholder), and in either case, shall be subject to earlier termination as provided in the Plan or Option Agreement.

8.       EXERCISE OF OPTIONS

         8.1 GENERAL. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, subject to the provisions of the Plan. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

         8.2 NOTICE OF EXERCISE. An Option may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares. In addition, the Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to give written assurances in a substance and form satisfactory to the Company to the effect that such individual is acquiring the Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof, and to such other effects as the Company deems necessary or advisable in order to comply with any securities law(s). The Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to agree to become bound by, and to enter into by executing a counterpart of, any stockholder agreement in effect at the time of exercise among a majority of the holders of the Company's Common Stock.

         8.3 DELIVERY. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver or cause to be delivered to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

9.       NONTRANSFERABILITY OF OPTIONS

         9.1 No Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by the optionee.

10.      TERMINATION OF EMPLOYMENT; DISABILITY; DEATH

         10.1 Except as may be otherwise expressly provided in the terms and conditions of the Option Agreement, Options shall terminate on the earliest to occur of:

         o     the date of expiration thereof;

         o termination of the optionee's employment with, or provision of services to, the Company by the Company for Cause (as hereinafter defined);

         o 30 days after the date of voluntary termination of the optionee's employment with, or provision of services to, the Company by the optionee (other than for death or permanent disability as defined below); or

         o 30 days after the date of termination of the optionee's employment with, or provision of services to, the Company by the Company without Cause (other than for death or permanent disability as defined below).

         Until the date on which the Option so expires, the optionee may exercise that portion of his or her Option which is exercisable at the time of termination of the employment or service relationship.

         10.2 An employment or service relationship between the Company and the optionee shall be deemed to exist during any period during which the optionee is employed by or providing services to the Company. Whether an authorized leave of absence or an absence due to military or government service shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Board at the time thereof.

         10.3 For purposes of this Section 10, the term "Cause" shall mean (a) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company's business or on the optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company.

         10.4 In the event of the permanent and total disability or death of an optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such disability or death. After disability or death, the optionee (or in the case of death, his or her executor, administrator or any person or persons to whom this option may be transferred by will or by laws of descent and distribution) shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option as of the date of his or her disability or death. An optionee is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.

11.      RIGHTS AS A SHAREHOLDER

         11.1 The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12.      ADDITIONAL PROVISIONS

         12.1 The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

13.      ACCELERATION, EXTENSION, ETC.

         13.1 The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the period or periods of time during which all, or any particular, Option or Options may be exercised.

14.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         14.1 NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding Options shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         14.2 ADJUSTMENT PROVISIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 14 if such adjustment would cause the Plan to fail to comply with
Section 422 of the Code.

         14.3 NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

         14.4  BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.      EFFECT OF CERTAIN TRANSACTIONS

         15.1 GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED THAT any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee to the extent otherwise then exercisable or may provide for partial or full acceleration within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in part or in full immediately prior to such event.

         15.2 SUBSTITUTE OPTIONS. The Company may grant Options in substitution for options held by employees of another corporation who become employees of the Company, as the result of a merger or consolidation of the employing corporation with the Company or as a result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         15.3 RESTRICTED STOCK. In the event of a business combination or other transaction of the type detailed in Section 14.3, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

16.      NO SPECIAL EMPLOYMENT RIGHTS

         16.1 Nothing contained in the Plan or in any Option or Restricted Stock Agreement shall confer upon any optionee or holder of Restricted Stock any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of such person.

17.      OTHER EMPLOYEE BENEFITS

         17.1 The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

18.      AMENDMENT OF THE PLAN

         18.1 GENERALLY. The Board may at any time, and from time to time, modify or amend the Plan in any respect. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or increasing the persons eligible to receive Options under the Plan, no Options granted pursuant to such amendments shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be issued pursuant to such amendments thereafter.

         18.2 CERTAIN PROVISIONS RELATING TO AMENDMENTS. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or the holder of Restricted Stock, adversely affect his or her rights under an Option or Restricted Stock Award previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19.      WITHHOLDING

         19.1 The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company shares of Common Stock of the Company already owned by the obligor for a period of at least six months. The shares so withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such minimum withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A person who has made an election pursuant to this Section 19 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

20.      EFFECTIVE DATE AND DURATION OF THE PLAN

         20.1 EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors. If shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Amendments requiring shareholder approval shall become effective when adopted by the Board, but if shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted pursuant to such amendment shall be deemed to be non-statutory Options provided that such Options are authorized by the Plan. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         20.2 TERMINATION. Unless sooner terminated by action of the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

21.      REQUIREMENTS OF LAW

         21.1 The Company shall not be required to sell or issue any shares under any Option or Restricted Stock Agreement if the issuance of such shares shall constitute a violation by the optionee, the Restricted Stock Award recipient, or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

22.      GOVERNING LAW

         22.1 This Plan and each Option or Restricted Stock Agreement shall be governed by the laws of Delaware, without regard to its principles of conflicts of law.

                             ABLE LABORATORIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2004

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF ABLE LABORATORIES, INC.


         The undersigned stockholder of Able Laboratories, Inc., revoking all prior proxies, hereby appoints Dhananjay G. Wadekar and Harry Silverman, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Able Laboratories, Inc. which the undersigned is entitled to vote at the 2004 annual meeting of stockholders to be held at the offices of Able Laboratories, Inc., One Able Drive, Cranbury, New Jersey on June 23, 2004, beginning at 10:00 a.m. local time and at any adjournments thereof, upon matters set forth in the notice of annual meeting dated June 4, 2004, and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

         The undersigned hereby acknowledges receipt of a copy of the accompanying notice of annual meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" AS TO THE ELECTION OF DIRECTORS AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   To elect directors.

     [_]   FOR ALL NOMINEES

     [_]   WITHHOLD AUTHORITY FOR ALL NOMINEES

     [_]   FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

           NOMINEES:
           Elliot F. Hahn, Ph.D.
           Robert J. Mauro
           Harry Silverman
           David S. Tierney, M.D.
           Jerry I. Treppel
           Dhananjay G. Wadekar

     INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" and strike a line through the nominee's name(s). Your shares will be voted for the remaining nominee(s).

2. To increase the number of shares of common stock authorized for issuance under our 2003 Stock Incentive Plan from 600,000 to 1,200,000.

     [_]   FOR                   [_]   AGAINST                   [_]   ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED:  __________, 2004        Signature of Stockholder(s):____________________

                                Print Name:_____________________________________

Mark here if you plan
to attend the meeting:    [_]

Mark here if your
address has changed:      [_]

                                New address:____________________________________

                                            ____________________________________


     This proxy must be signed as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.